EXHIBIT 99.1

NUEVO MIDSTREAM, LLC
FINANCIAL STATEMENTS
DECEMBER 31, 2013

C O N T E N T S

Independent Auditors’ Report

To the Members of
Nuevo Midstream, LLC
Houston, Texas

We have audited the accompanying financial statements of Nuevo Midstream, LLC (the "Company"), which comprise the balance sheet as of December 31, 2013, and the related statements of operations, changes in members' equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nuevo Midstream, LLC as of December 31, 2013, and the results of its operations and its cash flows for the year then ended, in accordance with accounting principles generally accepted in the United States of America.

/s/ UHY LLP
Houston, Texas
February 28, 2014

NUEVO MIDSTREAM, LLC
BALANCE SHEET

December 31, 2013
Assets

Current assets
Cash and cash equivalents	$6,833,495
Accounts receivable	15,254,735
Due from affiliates	—
Other current assets	2,131,041
Total current assets	24,219,271

Property and equipment, at cost
Gas pipelines and processing and treating equipment	182,837,018
Fixed assets	362,311
183,199,329
Accumulated depreciation	(13,214,041)
169,985,288
Construction in progress	46,605,282
Total property and equipment	216,590,570

Deferred finance costs and other	696,474

Total Assets	$241,506,315

Liabilities and Members’ Equity

Current liabilities
Accounts payable and accrued liabilities	$20,531,464
Due to affiliates	—
Current maturities of notes payable	3,263,540
Total current liabilities	23,795,004

Notes payable, net of current maturities	27,837,581

Commitments and contingencies

Members’ equity:
Capital contributions	200,068,850
Accumulated deficit	(8,287,461)
Total members’ equity	191,781,389
Note receivable from management	(1,907,659)
Net members’ equity	189,873,730

Total Liabilities and Members’ Equity	$241,506,315

See notes to financial statements.

NUEVO MIDSTREAM, LLC
STATEMENT OF OPERATIONS

Year Ended
December 31, 2013
Income
Natural gas and natural gas liquids revenue	$62,720,467
Treating	6,261,043
Reimbursables	—
Compression	2,927,720
Transportation	3,493,796
Processing	1,755,959
Fixed recovery gain (loss)	(146,488)
Gain on sale of assets	—
Other	108,013
Total Income	77,120,510

Costs and Expenses
Cost of natural gas and natural gas liquids	54,696,182
Operating	12,193,144
General and administrative	3,045,134
Depreciation	10,105,771
Interest expense	597,902
Total Costs and Expenses	80,638,133

Net Loss	$(3,517,623)

See notes to financial statements.

NUEVO MIDSTREAM, LLC
STATEMENT OF CHANGES IN MEMBERS’ EQUITY

Total
Balance at December 31, 2012	$135,299,012
Cash contributions	60,000,000
Net loss	(3,517,623)
Assignment of interests	—
Note receivable from management	(1,907,659)
Balance at December 31, 2013	$189,873,730

See notes to financial statements.

NUEVO MIDSTREAM, LLC
STATEMENT OF CASH FLOWS

Year Ended
December 31, 2013
Cash Flows from Operating Activities
Net loss	$(3,517,623)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	10,105,771
Amortization of deferred finance costs	44,004
Accrued interest on notes receivable from management	(107,659)
Gain on sale of assets	—
Changes in operating assets and liabilities:
Accounts receivable	(8,984,845)
Due to affiliates	2,074,565
Other assets	(1,855,276)
Accounts payable and accrued liabilities	12,319,182
Net Cash Provided by (Used In) Operating Activities	10,078,119

Cash Flows from Investing Activities
Proceeds from sale of assets	—
Investment in gas pipelines and processing equipment	(107,600,408)
Investment in fixed assets	(261,730)
Net Cash Used in Investing Activities	(107,862,138)

Cash Flows from Financing Activities
Proceeds from notes payable	33,054,161
Repayment of notes payable	(1,953,040)
Capital contributions	60,000,000
Loans to management	(1,800,000)
Financing costs	(704,063)
Net Cash Provided by Financing Activities	88,597,058

Net decrease in cash and cash equivalents	(9,186,961)

Cash and cash equivalents, beginning of the year	16,020,456

Cash and cash equivalents, end of the year	$6,833,495

Supplemental disclosure of cash flow information

Cash paid during the year for interest	$507,136

See notes to financial statements.

NUEVO MIDSTREAM, LLC
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2013

NOTE A - ORGANIZATION AND NATURE OF BUSINESS

Nuevo Midstream, LLC (“the Company”), a Delaware limited liability company, was formed on April 6, 2011 for the purpose of acquiring, developing and operating natural gas midstream assets. The Company is managed by a board of managers. The members of the Company include EFM A Holdco, LP; Cenizo Midstream, LLC; PFC Gas Liquids, LLC; EnCap Energy Infrastructure Fund, L.P.; TT-EEIF Co- Investments, LLC; UT EETF Side Car, LLC; LIC-EETF Side Car, LLC; SBC-EnCap Co-Investment, LLC; Nuevo Midstream Management, LLC; and Ramsey Gas System Operations, LLC (“Ramsey”). On December 31, 2012, EnCap Energy Infrastructure Fund, L.P.; TI-EEIF Co-Investments, LLC; UT EEIF Side Car, LLC; LIC-EEIF Side Car, LLC; and SBC-EnCap Co-Investment, LLC assigned their respective Class A membership interests in the Company to EFM A Holdco, LP and retained their respective Class B membership interests in the Company.  On April 8, 2013, members of Ramsey assigned a portion of Ramsey’s membership interests in the Company to EFM A Holdco, LP and certain members of Company management, who subsequently contributed those interests to Nuevo Midstream Management, LLC. Under the terms of the Amended and Restated Limited Liability Company Agreement (“LLC Agreement”), profits and losses are allocated to the members based upon their year-end capital contribution percentages until certain payout phases, as defined, are reached.

The Company generates the majority of its revenue from the sale of natural gas and natural gas liquids, and from fees related to the compression, transportation, treating and processing of natural gas.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents:  Cash in excess of the Company’s daily requirements is generally invested in short-term, highly liquid investments with original maturities of three months or less. Such investments are carried at cost, which approximates fair value and, for the purposes of reporting cash flows, and are considered to be cash equivalents. The Company maintains its cash in bank deposits with various major financial institutions. These accounts, at times, exceed federally insured limits. The Company monitors the financial condition of the financial institutions and has not experienced any losses on such accounts.

Accounts Receivable:  Accounts receivable consists primarily of accrued revenues for natural gas and natural gas liquids sales and related fees. Management establishes a credit allowance, if necessary, for those accounts receivable that will eventually be deemed uncollectible. The allowance for doubtful accounts was $0 as of December 31, 2013.

Gas Pipelines and Processing and Treating Equipment:  Gas pipelines and processing and treating equipment are depreciated on a straight-line basis over their estimated useful lives of 15 years. These assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If necessary, an impairment loss would be recorded in the period in which it is determined that the carrying amount is not recoverable. The determination of recoverability is made based upon the estimated undiscounted future net cash flows, excluding interest expense, compared with the carrying value of the related assets. Impairment would be measured as the difference between the assets fair value and its carrying value. The Company has not recorded an impairment expense on its pipeline, processing and treating assets.

NUEVO MIDSTREAM, LLC
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2013

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition:  The Company recognizes revenues associated with the sale of natural gas and natural gas liquids and other related items when title passes to the customer, which is when the risk of ownership passes to the purchaser and physical delivery of goods occurs, either immediately or within a fixed delivery schedule that is reasonable and customary in the industry. Compression, transportation, treating and processing revenues are recognized as the service is provided.

Income Taxes: The Company is treated as a partnership for federal tax and most state income tax purposes and is, therefore, not a tax paying entity. Accordingly, its pro rata share of income, losses, and tax credits are reported by its members, as provided in the LLC Agreement, on their individual income tax returns. Therefore, no provision for federal or state income taxes is made in the accompanying financial statements.

The Company follows the guidance issued by the Financial Accounting Standards Board (“FASB”) regarding accounting for uncertainty in income taxes. This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the financial statements and applies to all income tax positions. Each income tax position is assessed using a two step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement.

The income tax position taken by the Company for any years open under the various statutes of limitations is that the Company is not subject to income taxes by virtue of its pass-through entity status. Management believes this tax position meets the more-likely-than-not threshold and, accordingly, the tax benefit of this income tax position (no income tax expense or liability) has been recognized for the year ended December 31, 2013.

The Company believes that there are no tax positions taken or expected to be taken that would significantly increase or decrease unrecognized tax benefits within 12 months of the reporting date. None of the Company's federal or state income tax returns is currently under examination by the Internal Revenue Service (“IRS”) or state authorities. However, the calendar years 2013 and 2012 and the fiscal year 2011 returns remain subject to examination by the IRS and respective state tax authorities.

The Company is subject to the Texas margin tax. As of December 31, 2013, the Company did not owe any margin tax and, therefore, a provision was not recorded.

Deferred Finance Costs: The Company capitalizes all costs directly related to obtaining financing and such costs are amortized to interest expense over the life of the related facility. During the year ended December 31, 2013, the Company incurred and capitalized finance costs of $704,063. At December 31, 2013, the deferred finance costs balance is presented net of accumulated amortization of $44,004.

Use of Estimates: Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

NUEVO MIDSTREAM, LLC
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2013

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Asset Retirement Obligations: The Company follows ASC 410, Asset Retirement and Environmental Obligations. ASC 410 requires that an asset retirement obligation (“ARO”) associated with the retirement of a tangible long-lived asset be recognized as a liability in the period in which a legal obligation is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated asset. The Company has certain legal obligations associated with its’ gas pipelines and processing and treating equipment; however it has not recorded an asset retirement obligation because these assets have indeterminate lives.

Subsequent Events: The Company has evaluated subsequent events through February 28, 2014, the date the financial statements were available to be issued.

NOTE C - RELATED PARTY TRANSACTIONS

Through February 28, 2014, the Company received support services from Torch Energy Advisors Incorporated and its subsidiaries (“TEAI”), which include office administration, risk management, corporate and legal services, graphic services, financial planning and analysis, information management, financial reporting and accounting services, engineering and technical services, and field operations and supervision as defined in an administrative services agreement (the “Agreement”). TEAI charged the Company $349,735 for the year ended December 31, 2013 which is included in gas pipelines and processing equipment, operating expenses and general and administrative expenses.

Prior to April 8, 2013, TEAI had the right to request an advance for one month’s estimated cash outlays for the succeeding month’s services. At December 31, 2013 the Company had not advanced TEAI any funds for services.

On December 31, 2012, the Company loaned $2,180,000 to Flatrock Fund II, a partner in EFM A Holdco, LP to facilitate Flatrock Fund II’s purchase of certain beneficial interests in the Company. The loan from Flatrock Fund II did not bear interest. Flatrock Fund II repaid the loan in full on January 18, 2013.

On April 8, 2013, the Company loaned five members of Company management a total of $1,800,000 to facilitate the employees’ purchase of units in the Company from member of Ramsey (the “Employee Loans”). The Employee Loans mature on April 8, 2018 and bear interest at an annual interest rate of 8%, compounded monthly. The interest on the Employee Loans is payable at maturity. For the year ended December 31, 2013, the Company accrued $107,659 of interest on the Employee Loans, which was all included as part of the loan. At December 31, 2013, the balance of the Employee Loans was $1,907,659, which was recorded as a reduction to members’ equity.

NOTE D - NOTES PAYABLE AND LETTERS OF CREDIT

The Company entered into five financing arrangements with Zions Bank during 2013 related to capital equipment (the “Zions Financings”). All of the Zions Financings have a set monthly principal payment based on the actual cost of the equipment and a variable interest rate based on the 30-day LIBOR rate. At December 31, 2013, the interest rate on the Zions Financings was 3.42%.

NUEVO MIDSTREAM, LLC
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2013

NOTE D - NOTES PAYABLE AND LETTERS OF CREDIT (Continued)

Citibank Facility is $60 million which can be increased in a minimum of $10 million increments up to a total of $125 million. The interest rate on each borrowing made under the Citibank Facility is a function of the type of borrowing chosen (Libor or an alternative base rate) and the Company's leverage ratio at the time of each borrowing. The interest rate for LIBOR borrowings are equal to the Libor rate for the borrowing period chosen, plus a spread of 2.0% to 3.25%. The interest rate on alternate base rate borrowings are equal to the alternate base rate (the greater of the Citibank prime rate or the federal funds rate plus .05%), plus a spread of 1.0% to 2.25%. Recourse for the Citibank Facility is limited to the Company as borrower and the note is secured by all of the Company's gas plants and pipelines. At December 31, 2013, the interest rate in place was 3.17%. For any unused commitment under the Citibank Facility, a commitment fee of .375% to .5% is payable depending on the Company's leverage ratio. The Citibank Facility contains, among other terms, provisions for the maintenance of certain financial ratios and restrictions on additional debt. As of December 31, 2013, the Company was in compliance with all of the covenants under the Citibank Facility.

Scheduled maturities of the Zions Financings and Citibank Facility as of December 31, 2013 are as follows:

Year Ending December 31,

2014	$3,263,540
2015	3,263,540
2016	3,263,540
2017	21,310,501
$31,101,121

During the year ended December 31, 2013, the Company had four standby letters of credit outstanding related to potential obligations to two counterparties. At December 31, 2013, the Company had two outstanding standby letters of credit totaling $4,866,500, both of which were issued by Citibank. The rate charged by Citibank for the letters of credit is a function of the LIBOR rate and the Company’s leverage ratio.

NOTE E - MAJOR CUSTOMERS

Four customers accounted for 29%, 23%, 20% and 10% of total natural gas and natural gas liquids revenue for the year ended December 31, 2013. Three customers accounted for 57%, 21% and 13% of gross accounts receivable at December 31, 2013. The Company does not believe that it is dependent upon any particular customer for these revenues.

NOTE F - CONTINGENCIES

The Company, from time to time, may be involved in certain contingent matters arising out of the normal course of business, none currently outstanding of which, in the opinion of management, will have any material adverse effect on the financial position or results of operations of the Company as a whole.

NUEVO MIDSTREAM, LLC
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2013

NOTE G - MEMBERS’ EQUITY

The Company is authorized to issue 2,944,300 Class A units, 141,959 Class B units and 1,000 Profits units. The Class A and Class B units have a stated value of $100 per unit. Items of profit and loss are allocated to the members based upon the sharing ratios of the various classes of member units once payout phases are reached as set forth in the LLC Agreement. For the year ended December 31, 2013, the Company issued 600,000 Class A units and zero Class B units for total cash proceeds of $60,000,000. As of December 31, 2013, 1,877,634 Class A and 141,959 Class B units were issued and outstanding.